REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rapid Therapeutic Science Laboratories, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Razor Jacket, LLC (the “Company), as of September 30, 2020 and March 31, 2020, and the related statements of operations, members’ equity, and cash flows for the six months ended September 30, 2020 and for the period from inception on July 12, 2019 to March 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and March 31, 2020, and the results of its operations and its cash flows for the periods then ended.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ PWR CPA, LLP

We have served as the Company’s auditor since 2020

Houston, Texas

January 7, 2021

RAZOR JACKET, LLC

Balance Sheet

	September 30,	March 31,
	2020	2020
Assets

Current assets:
Cash and cash equivalents	$9,611	$166
Accounts receivable	26,500	-
Total current assets	36,111	166

Total assets	$36,111	$166

Liabilities and Members' Equity

Current liabilities:
Accounts payable - related parties	$6,000	$6,600
Total current liabilities	6,000	6,600

Members' equity:
Members' equity	$30,111	$(6,434)
Total members' equity	30,111	(6,434)

Total liabilities and members' equity	$36,111	$166

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Statement of Operations

	For six months ended September 30, 2020	From inception (July 12,2019) to March 31, 2020

Revenues	$94,750	$35,000
Cost of goods sold	29,681	29,000
Gross profit	65,069	6,000

Operating expenses:
General and administrative	8,524	12,734
Total operating expenses	8,524	12,734

Net income (loss)	$56,545	$(6,734)

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Statement of Changes in Members' Equity

Balance at Inception (July 12, 2019)	$-

Capital contributions	300

Net loss	(6,734)

Balance at March 31, 2020	(6,434)

Capital distributions	(20,000)

Net income	56,545

Balance at September 30, 2020	$30,111

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Statement of Cash Flows

	For six months ended September 30, 2020	From inception (July 12, 2019) to March 31, 2020

Cash flows from operating activities:
Net income (loss)	$56,545	$(6,734)
Adjustments to reconcile net income to net		-
cash provided by (used in) operations:
Changes in current assets	(26,500)	-
Changes in current liabilities	(600)	6,600
Net cash flows from operating activities	29,445	(134)

Cash flows from financing activities:
Capital contributions	-	300
Capital distributions	(20,000)	-
Net cash flows from financing activities	(20,000)	300

Net increase in cash and cash equivalents	9,445	166

Cash and cash equivalents at beginning of period	166	-

Cash and cash equivalents at end of period	$9,611	$166

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Notes to Financial Statements

September 30, 2020

(1)  Business and Summary of Significant Accounting Policies

Description of Business - Razor Jacket, LLC (“we”, “our” or the "Company") is a domestic limited liability company that was organized by its two members in the State of Oregon in July 2019.  The Company was formed for the purpose of researching techniques for the extraction of isolates from raw hemp using proprietary know-how developed by the two members, which the Company is seeking to patent.  The Company has no employees and all business functions are performed by the two members.

Basis of Accounting - The financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and Cash Equivalent - The Company considers all short-term investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition - The Company is a research oriented entity and was not formed for the primary purpose of generating revenues from the sale of products or services on a commercial scale. However, the Company has made occasional sales of isolates or related products to third parties in conjunction with its primary research efforts directed toward the extraction of isolates.  For such sales, the Company recognizes revenues at a point in time upon the delivery of these products to the customer.

In May 2014 the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), as amended by subsequent ASUs (collectively, “ASC 606”) which amends the existing accounting standards for revenue recognition and establishes principles for recognizing revenue upon the transfer of promised goods or services to customers based on the expected consideration to be received in exchange for those goods or services. The Company adopted this ASU effective January 1, 2019 using the prospective transition method. There is no impact on adoption of Topic 606.

The unit of account in Topic 606 is a performance obligation, which is a promise in a contract to transfer to a customer either a distinct good or service (or bundle of goods or services) or a series of distinct goods or services provided at a point in time or over a period of time.  Topic 606 requires that a contract’s transaction price, which is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, is to be allocated to each performance obligation in the contract based on relative standalone selling prices and recognized as revenue when (point in time) or as (over time) the performance obligation is satisfied.

Each contract with customers has a single performance obligation based on agreed volume and fixed price.  Contracts are short-term in nature and shipping and handling charges are not accounted for as a separate performance obligation.

Due to the short-term nature of the Company’s contract, future performance obligations will not be disclosed.

Income Taxes - The Company is treated as a partnership for federal and state income tax purposes, therefore, all tax related attributes are allocated directly to the members.  Accordingly, the Company does not record any income tax related asset, liability or expense accounts.

Use of Estimates - Management has made a number of estimates and assumptions in preparing these financial statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from those estimates.

(2)  COVID-19

Since December 31, 2019 and through the date of this report, the entire global economy has been substantially impacted by the coronavirus pandemic which began in China and has spread to the United States and most other parts of the world. The range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s products; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in the capital markets. To date, the Company has not experienced a significant adverse impact from the coronavirus pandemic.

(3)  Related Party Transactions

The Company has subleased office space from the two members on a month-to-month basis. Rent payments made or accrued by the Company to the two members amounted to $12,600 in the period from inception (July 12, 2019) to March 31, 2020 and $8,400 in the six months ended September 30, 2020, and are reflected in general and administrative expenses.

The Company has made periodic cash distributions of its net income to the two members. Such distributions amounted to $20,000 in the six months ended September 30, 2020.

The two members of the Company have performed most of the Company’s business functions on a part-time, as needed basis, since its inception.  There has been no charge made by the members to the Company for their services. Also, the two members have provided certain equipment owned by them to the Company to use in conjunction with its research activities, for which no charge has been made by the members to the Company.

(4)  Concentration of Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, and accounts receivable.  Management makes efforts to control the Company’s exposure to credit risk associated with these instruments by (i) placing its assets and other financial interests with credit-worthy financial institutions; and (ii) maintaining strict policies over credit extension that include credit evaluations, credit limits and monitoring procedures.

For the six months through September 30, 2020, the Company had gross revenue of $94,750 to one customer. This customer makes up 100% of the Company’s accounts receivable at period end. From inception to March 31, 2020, the Company had gross revenue of $35,000 to one customer.

(5)  Subsequent Event

On November 16, 2020, the Company and its two members closed an Asset Purchase and Sales Agreement (the “Agreement”) with Rapid Therapeutic Science Laboratories, Inc. (“RTSL”), with an effective date of November 1, 2020. Pursuant to the Agreement, RTSL purchased the intellectual property owned by the Company and the equipment owned by the two members for a total purchase price of:

(a)$300,000 in cash, paid at closing;

(b)625,000 shares of RTSL restricted common stock, issued at closing; and

(c)The right for the sellers to earn up to 16.5 million shares of a new series of RTSL preferred stock.

Following the sale, the members expect to effectively liquidate the Company.